EXHIBIT 99.1
News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 940 6007 Telephone
972 940 6143 Facsimile
FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 29, 2021

ExxonMobil Earns $6.8 Billion in Third Quarter 2021

•Quarterly earnings increased by $7.4 billion versus 2020 on improved demand and strong operations
•Cash flow from operating activities of $12.1 billion funded capital investments, debt reduction, and dividend
•Anticipate future annual capital investments of $20 billion to $25 billion; 4X increase in low-carbon spend
•Expect to be well within debt-to-capital target range by year end; 4Q dividend increased to $0.88 per share
•Starting 2022, share repurchase program of up to $10 billion over 12 - 24 months
•On track to achieve 2025 emission-reduction plans by year end

			Second
	Third Quarter		Quarter	First Nine Months
	2021	2020	2021	2021	2020
Results Summary
(Dollars in millions, except per share data)
Earnings/(Loss) (U.S. GAAP)	6,750	(680)	4,690	14,170	(2,370)

Earnings/(Loss) Per Common Share
Assuming Dilution	1.57	(0.15)	1.10	3.31	(0.55)

Identified Items Per Common Share
Assuming Dilution	(0.01)	0.03	—	(0.02)	(0.20)

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	1.58	(0.18)	1.10	3.33	(0.35)

Capital and Exploration Expenditures	3,851	4,133	3,803	10,787	16,603

IRVING, Texas – October 29, 2021 – Exxon Mobil Corporation today announced estimated third-quarter 2021 earnings of $6.8 billion, or $1.57 per share assuming dilution. Third-quarter capital and exploration expenditures were $3.9 billion, bringing year-to-date 2021 investments to $10.8 billion, as the company continued strategic investments in its advantaged assets, including Guyana, Permian Basin, and in Chemical.

Oil-equivalent production in the third quarter was 3.7 million barrels per day. Excluding entitlement effects, divestments, and government mandates, oil-equivalent production increased 4% versus the prior-year quarter, including growth in the Permian and Guyana.

“All three of our core businesses generated positive earnings during the quarter, with strong operations and cost control, as well as increased realizations and improved demand for fuels,” said Darren Woods, chairman and chief executive officer.

“Free cash flow more than covered the dividend and $4 billion of additional debt reduction. With the progress made in restoring the strength of our balance sheet, this week we announced a dividend increase maintaining 39 consecutive years of annual dividend growth."

"Next month, the board will finalize our corporate plan that supports investment in industry-advantaged, high-return projects, and a growing list of strategic and financially accretive lower-carbon business opportunities," added Woods. "The strong returns generated by our core businesses provide the near-term cash flows to fund lower-carbon opportunities that leverage our competitive strengths in technology, engineering and project development. We expect to increase the level of spend in lower-emission energy solutions by four times over the prior plan, adding projects with strong returns as well as seeding some development investment in large hub projects that require further policy support. Retaining flexibility to strike a balance across our different investment opportunities, while maintaining a strong balance sheet, is critical to ensure our business produces accretive, long-term returns and remains resilient under a wide range of future scenarios. We anticipate the company's strong cash flow outlook will enable us to further increase shareholder distributions by up to $10 billion through a share repurchase program over 12-24 months, beginning in 2022."

Third-Quarter Business Highlights

Upstream
•Average realizations for crude oil increased 7% from the second quarter. Natural gas realizations increased 28% from the prior quarter.

•Liquid volumes increased 5% from the second quarter, driven by lower planned maintenance activity. Natural gas volumes decreased 2%, driven by lower demand in Europe.

•During the quarter, production volumes in the Permian averaged approximately 500,000 oil-equivalent barrels per day, an increase of approximately 30% from the third quarter of 2020. The focus remains on continuing to grow free cash flow by lowering overall development costs and increasing recovery through efficiency gains and technology applications.

Downstream
•Fuels margins improved from the second quarter with increasing product demand. Lubricants continued to deliver strong performance, supported by above average basestocks margins, strong performance of the Rotterdam Advanced Hydrocracker, and lower operating expenses.

•Overall refining throughput was up 5% from the second quarter on improved demand and lower planned maintenance activity.

•After Hurricane Ida left much of Louisiana refining and oil production offline, ExxonMobil secured 3 million barrels from the U.S. Strategic Petroleum Reserve to produce essential fuel supply, delivering record terminal throughput rates to impacted communities and front line workers in the state.

Chemical
•Quarterly earnings of $2.1 billion reflect reliable operations coupled with strong demand, supported by the company's global supply and logistics flexibility.

•Industry margins remain historically strong, but moderated in the quarter driven by increased industry supply.

Capital Allocation and Structural Cost Improvement
•ExxonMobil’s 2021 capital program is expected to be near the low end of the $16 billion to $19 billion range. In the fourth quarter, the board of directors will formally approve the corporate plan, with capital spending anticipated to be in the range of $20 billion to $25 billion annually.

•During the quarter, the company paid down gross debt by an additional $4 billion. Year to date, ExxonMobil has reduced gross debt by $11 billion, and improved the total debt to capital ratio to 25%. The company expects to manage debt within a range of 20% to 25%, ensuring a strong, investment-grade credit rating.

•In addition to reducing structural costs by $3 billion in 2020, the company has captured $1.5 billion in additional structural savings through the first three quarters of 2021. The company is on pace to exceed total structural cost reductions of $6 billion annually by 2023 compared to 2019 levels, with efforts continuing to identify further structural savings by leveraging the corporation's global scale and integration.

Strengthening the Portfolio
•ExxonMobil continued to progress its high-return deepwater developments in Guyana, where discoveries at Pinktail and Cataback increased the estimated recoverable resource base to approximately 10 billion barrels of oil equivalent. Exploration, appraisal, and development drilling continues, with a total of six drillships currently operating. The Liza Unity floating production, storage and offloading vessel set sail from Singapore to Guyana in the quarter, and remains on schedule for startup in 2022. The third major development, Payara, is on schedule for 2024 startup, and Yellowtail is expected to achieve first oil in 2025.

•In Baytown, Texas, the company plans to build its first, large-scale plastic waste advanced recycling facility, with startup expected by year-end 2022. This facility will be among the largest in North America. In Europe, ExxonMobil is collaborating with Plastic Energy on an advanced recycling plant in Notre Dame de Gravenchon, France, which is expected to process 25,000 metric tons of plastic waste per year when it starts up in 2023, with the potential for further expansion to 33,000 metric tons of annual capacity. These efforts support the company’s aim to build approximately 500,000 metric tons per year of advanced recycling capacity globally over the next five years.

Reducing Emissions and Advancing Low Carbon Solutions
•ExxonMobil plans to grow investments that lower emissions, leveraging the company's technology, scale, integration, and global footprint. Cumulative low-carbon investments are anticipated to be approximately $15 billion from 2022 through 2027. The company is also on track to achieve its 2025 emissions intensity reduction plans by the end of 2021, and expects to announce accelerated Scope 1 and Scope 2 reduction plans later this year.

•During the quarter, 11 companies, including ExxonMobil, expressed interest in supporting the large-scale deployment of carbon capture and storage technology in Houston. The companies agreed to begin discussing plans that could lead to capturing and safely storing up to 100 million metric tons per year by 2040. Carbon capture and storage is a critical technology in helping society meet its net-zero ambitions, and ExxonMobil has captured more human-made CO2 than any other company.

•Last week, ExxonMobil announced engineering, procurement, and construction contracts as it plans to increase carbon capture and storage capacity by approximately 1 million metric tons per year at its LaBarge, Wyoming facility. The facility currently captures 6 to 7 million metric tons of CO2 per year and has captured more CO2 than any other facility in the world. A final investment decision is expected in 2022.

•ExxonMobil announced its majority-owned affiliate, Imperial Oil Ltd., is moving forward with plans to produce renewable diesel at a new complex at its Strathcona refinery in Edmonton, Canada. When construction is complete, the refinery is expected to produce approximately 20,000 barrels per day of renewable diesel, which could reduce emissions in the Canadian transportation sector by about 3 million metric tons per year. The complex will use locally grown plant-based feedstock and hydrogen with carbon capture and storage as part of the manufacturing process.

•The company signed an agreement with non-profit independent validator MiQ to begin the emission certification process for natural gas produced at Poker Lake facilities in the Permian Basin. Certified lower-emission natural gas validates reduction efforts and helps customers meet their emissions goals. The company has expanded use of aerial LiDARTM imaging and SOOFIE methane-detection technologies, and is evaluating additional next-generation applications as part of its ongoing initiatives to detect and reduce methane emissions.

Results and Volume Summary
Millions of Dollars	3Q	3Q
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	869	(681)	+1,550	Higher prices, increased volumes, and reduced expenses
Non-U.S.	3,082	298	+2,784	Higher prices and favorable one-time tax items
Total	3,951	(383)	+4,334	Price +3,950, volume +140, expenses +50, identified items +10, other +180
Production (koebd)	3,665	3,672	-7
Liquids +27 kbd: less downtime, growth, and higher demand reflecting the absence of economic curtailments, partly offset by lower entitlements

Gas -206 mcfd: less downtime and growth, more than offset by lower entitlements, Groningen production limit, and divestments

Downstream
U.S.	663	(136)	+799	Improved margins driven by stronger industry refining conditions
Non-U.S.	592	(95)	+687	Improved margins reflecting stronger industry refining conditions, favorable asset management items, and reduced expenses, partly offset by unfavorable foreign exchange impacts
Total	1,255	(231)	+1,486	Margin +1,250, volume -10, expenses +70, identified items -10, other +190
Petroleum Product Sales (kbd)	5,327	5,023	+304
Chemical
U.S.	1,183	357	+826	Higher margins, partly offset by increased expenses driven by higher turnaround and maintenance activity
Non-U.S.	957	304	+653	Higher margins
Total	2,140	661	+1,479	Margin +1,640, expenses -50, identified items -120, other +10
Prime Product Sales (kt)	6,672	6,624	+48
Corporate and financing	(596)	(727)	+131	Lower corporate costs, partly offset by net unfavorable tax impacts

Results and Volume Summary
Millions of Dollars	3Q	2Q
(unless noted)	2021	2021	Change	Comments
Upstream
U.S.	869	663	+206	Higher prices and increased liquids volumes, partly offset by unfavorable one-time items
Non-U.S.	3,082	2,522	+560	Higher prices, increased liquids volumes, and lower expenses, partly offset by the absence of favorable one-time items and seasonally lower gas demand
Total	3,951	3,185	+766	Price +750, volume +250, expenses +80, other -310
Production (koebd)	3,665	3,582	+83	Liquids +113 kbd: less downtime and Permian-driven growth Gas -184 mcfd: less downtime, more than offset by lower seasonal demand and divestments
Downstream
U.S.	663	(149)	+812	Higher margins driven by stronger industry refining conditions, and increased volumes and reduced expenses driven by lower turnaround activity
Non-U.S.	592	(78)	+670	Higher margins driven by improved industry refining conditions, increased volumes and reduced expenses driven by lower turnaround activity, and favorable one-time asset management items
Total	1,255	(227)	+1,482	Margin +790, volume +320, expenses +200, other +170
Petroleum Product Sales (kbd)	5,327	5,041	+286
Chemical
U.S.	1,183	1,282	-99	Increased expenses driven by higher maintenance and turnaround activity
Non-U.S.	957	1,038	-81	Lower margins, partly offset by reduced expenses
Total	2,140	2,320	-180	Margin -210, volume +80, expenses +40, other -90
Prime Product Sales (kt)	6,672	6,513	+159
Corporate and financing	(596)	(588)	-8

Results and Volume Summary
Millions of Dollars	YTD	YTD
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	1,895	(2,582)	+4,477	Higher prices, increased liquids volumes, and reduced expenses; prior year identified items (+315, impairments)
Non-U.S.	7,795	1,084	+6,711	Higher prices and favorable one-time tax items, partly offset by lower liquids volumes driven by entitlement effects, and unfavorable foreign exchange impacts
Total	9,690	(1,498)	+11,188	Price +10,100, volume -210, expenses +520, identified items +420, other +360
Production (koebd)	3,677	3,785	-108
Liquids -100 kbd: higher demand reflecting the absence of economic curtailments, and project growth, more than offset by lower entitlements, increased government mandates, decline and divestments

Gas -44 mcfd: higher demand offset by lower entitlements, Groningen production limit, and divestments

Downstream
U.S.	401	(338)	+739	Higher margins on stronger industry refining conditions, and reduced expenses
Non-U.S.	237	472	-235	Lower margins on weaker realized fuels margins, and unfavorable foreign exchange impacts, partly offset by reduced expenses; prior year identified items (+335, mainly impairments)
Total	638	134	+504	Margin -50, volume -30, expenses +430, identified items +340, other -190
Petroleum Product Sales (kbd)	5,084	4,916	+168
Chemical
U.S.	3,180	816	+2,364	Higher margins, increased volumes, and reduced expenses
Non-U.S.	2,695	456	+2,239	Higher margins, favorable foreign exchange, reduced expenses, and increased volumes
Total	5,875	1,272	+4,603	Margin +3,890, volume +260, expenses +190, identified items +90, other +170
Prime Product Sales (kt)	19,631	18,806	+825
Corporate and financing	(2,033)	(2,278)	+245	Lower financing costs

Cash Flow from Operations and Asset Sales excluding Working Capital
Millions of Dollars	3Q
	2021	Comments
Net income (loss) including noncontrolling interests	6,942	Including $192 million noncontrolling interests
Depreciation	4,990
Changes in operational working capital	659
Other	(500)
Cash Flow from Operating	12,091
Activities (U.S. GAAP)
Asset sales	18
Cash Flow from Operations	12,109
and Asset Sales
Changes in operational working capital	(659)
Cash Flow from Operations	11,450
and Asset Sales excluding Working Capital

Millions of Dollars	YTD
	2021	Comments
Net income (loss) including noncontrolling interests	14,519	Including $349 million noncontrolling interests
Depreciation	14,946
Changes in operational working capital	2,232	Higher net payables due to market conditions
Other	(692)
Cash Flow from Operating	31,005
Activities (U.S. GAAP)
Asset sales	575
Cash Flow from Operations	31,580
and Asset Sales
Changes in operational working capital	(2,232)
Cash Flow from Operations	29,348
and Asset Sales excluding Working Capital

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on October 29, 2021. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Cautionary Statement

Outlooks, projections, goals, targets, descriptions of strategic, operating, and financial plans and objectives, and other statements of future events or conditions in this release, are forward-looking statements. Actual future results, including financial and operating performance; total capital expenditures and mix, including allocations of capital to low carbon solutions; cost reductions and efficiency gains, including the ability to meet or exceed announced cost and expense reduction objectives; plans to reduce future emissions and emissions intensity; timing and outcome of projects to capture and store CO2; timing and outcome of biofuel and plastic waste recycling projects; cash flow, dividends and shareholder returns, including the timing and amounts of share repurchases; future debt levels and credit ratings; business and project plans, timing, costs, capacities, and returns; and resource recoveries and production rates could differ materially due to a number of factors. These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market conditions that impact prices and differentials for our products; actions of competitors and commercial counterparties; the outcome of commercial negotiations, including final agreed terms and conditions; the ability to access short- and long-term debt markets on a timely and affordable basis; the ultimate impacts of COVID-19, including the extent and nature of further outbreaks and the effects of government responses on people and economies; reservoir performance; the outcome of exploration projects; timely completion of development and other construction projects; final management approval of future projects and any changes in the scope, terms, or costs of such projects as approved; changes in law, taxes, or regulation including environmental regulations, trade sanctions, and timely granting of governmental permits and certifications; government policies and support and market demand for low carbon technologies; war, and other political or security disturbances; opportunities for potential investments or divestments and satisfaction of applicable conditions to closing, including regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under Item 1A. Risk Factors of ExxonMobil’s 2020 Form 10-K.

Frequently Used Terms and Non-GAAP Measures

This press release includes cash flow from operations and asset sales. Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities for 2021 periods is shown on page 7 and for 2021 and 2020 periods in Attachment V.

This press release also includes cash flow from operations and asset sales excluding working capital. We believe it is useful for investors to consider these numbers in comparing the underlying performance of our business across periods when there are significant period-to-period differences in the amount of changes in working capital. A reconciliation to net cash provided by operating activities for 2021 periods is shown on page 7 and for 2021 and 2020 periods in Attachment V.

This press release also includes earnings/(loss) excluding identified items, which are earnings/(loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings/(loss) impact of an identified item for an individual segment may be less than $250 million when the item impacts several periods or several segments. We believe it is useful for investors to consider these figures in comparing the underlying performance of our business across periods when one, or both, periods include identified items. A reconciliation to earnings is shown for 2021 and 2020 periods in Attachments II-a and II-b. Corresponding per share amounts are shown on page 1 and in Attachment II-a, including a reconciliation to earnings/(loss) per common share – assuming dilution (U.S. GAAP).

This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales-based taxes, which are reported net in the income statement. We believe it is useful for the corporation and its investors to understand the total tax burden imposed on the corporation’s products and earnings. A reconciliation to total taxes is shown as part of the Estimated Key Financial and Operating Data in Attachment I.

References to the resource base and other quantities of oil, natural gas or condensate may include estimated amounts that are not yet classified as “proved reserves” under SEC definitions, but which are expected to be ultimately recoverable. A reconciliation of production excluding divestments, entitlements, and government mandates to actual production is contained in the Supplement to this release included as Exhibit 99.2 to the Form 8-K of even date herewith. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Further information on ExxonMobil’s frequently used financial and operating measures and other terms including "Cash operating expenses", “Cash flow from operations and asset sales”, "Free cash flow", and “Total taxes including sales-based taxes” is contained under the heading “Frequently Used Terms” available through the “Investors” section of our website at www.exxonmobil.com.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships.

Estimated Key Financial and Operating Data
Attachment I
Exxon Mobil Corporation
Third Quarter 2021
(millions of dollars, unless noted)

			Second
	Third Quarter		Quarter	First Nine Months
	2021	2020	2021	2021	2020
Earnings (Loss) / Earnings (Loss) Per Share
Total revenues and other income	73,786	46,199	67,742	200,675	134,962
Total costs and other deductions	64,180	46,571	61,435	181,170	137,232
Income (loss) before income taxes	9,606	(372)	6,307	19,505	(2,270)
Income taxes	2,664	337	1,526	4,986	378
Net income (loss) including noncontrolling interests	6,942	(709)	4,781	14,519	(2,648)
Net income (loss) attributable to noncontrolling interests	192	(29)	91	349	(278)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	6,750	(680)	4,690	14,170	(2,370)

Earnings (loss) per common share (dollars)	1.57	(0.15)	1.10	3.31	(0.55)

Earnings (loss) per common share
- assuming dilution (dollars)	1.57	(0.15)	1.10	3.31	(0.55)

Exploration expenses, including dry holes	190	188	176	530	690

Other Financial Data
Dividends on common stock
Total	3,720	3,716	3,721	11,161	11,150
Per common share (dollars)	0.87	0.87	0.87	2.61	2.61

Millions of common shares outstanding
At period end				4,234	4,228
Average - assuming dilution	4,276	4,271	4,276	4,275	4,270

ExxonMobil share of equity at period end				160,589	177,400
ExxonMobil share of capital employed at period end				219,399	248,485

Income taxes	2,664	337	1,526	4,986	378
Total other taxes and duties	8,572	7,901	8,441	24,296	21,081
Total taxes	11,236	8,238	9,967	29,282	21,459
Sales-based taxes	5,775	4,303	5,448	15,885	11,917
Total taxes including sales-based taxes	17,011	12,541	15,415	45,167	33,376

ExxonMobil share of income taxes of
equity companies	713	134	525	1,838	576

Attachment II-a
Exxon Mobil Corporation
Third Quarter 2021

			Second
$ Millions	Third Quarter		Quarter	First Nine Months
	2021	2020	2021	2021	2020

Earnings/(Loss) (U.S. GAAP)	6,750	(680)	4,690	14,170	(2,370)

Identified Items Included in Earnings/(Loss)
Noncash inventory valuation - lower of cost or market	—	113	—	—	(61)
Impairments	—	—	—	—	(787)
Other items (severance - global workforce review)	(5)	—	(12)	(48)	—
Corporate total	(5)	113	(12)	(48)	(848)

Earnings/(Loss) Excluding Identified Items	6,755	(793)	4,702	14,218	(1,522)

$ Per Common Share[1]

Earnings/(Loss) Per Common Share
Assuming Dilution (U.S. GAAP)	1.57	(0.15)	1.10	3.31	(0.55)

Identified Items Included in Earnings/(Loss)
Per Common Share Assuming Dilution
Noncash inventory valuation - lower of cost or market	—	0.03	—	—	(0.02)
Impairments	—	—	—	—	(0.18)
Other items (severance - global workforce review)	(0.01)	—	—	(0.02)	—
Corporate total	(0.01)	0.03	—	(0.02)	(0.20)

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	1.58	(0.18)	1.10	3.33	(0.35)

[1] Computed using the average number of shares outstanding during each period.

Attachment II-b
Exxon Mobil Corporation
Third Quarter 2021
(millions of dollars)

			Second
	Third Quarter		Quarter	First Nine Months
	2021	2020	2021	2021	2020
Earnings/(Loss) (U.S. GAAP)
Upstream
United States	869	(681)	663	1,895	(2,582)
Non-U.S.	3,082	298	2,522	7,795	1,084
Downstream
United States	663	(136)	(149)	401	(338)
Non-U.S.	592	(95)	(78)	237	472
Chemical
United States	1,183	357	1,282	3,180	816
Non-U.S.	957	304	1,038	2,695	456
Corporate and financing	(596)	(727)	(588)	(2,033)	(2,278)
Net income (loss) attributable to ExxonMobil	6,750	(680)	4,690	14,170	(2,370)

Identified Items Included in Earnings/(Loss)
U.S. Upstream
Other Items (Inventory valuation, impairment)	—	—	—	—	(315)
Non-U.S. Upstream
Other Items (Inventory valuation, impairment)	—	(11)	—	—	(102)
U.S. Downstream
Other Items (Inventory valuation, impairment)	—	3	—	—	(4)
Non-U.S. Downstream
Other Items (Inventory valuation, impairment)	—	6	—	—	(335)
U.S. Chemical
Other Items (Inventory valuation, impairment)	—	29	—	—	(90)
Non-U.S. Chemical
Other Items (Inventory valuation, impairment)	—	86	—	—	(2)
Corporate and financing
Severance - global workforce review	(5)	—	(12)	(48)	—
Corporate total	(5)	113	(12)	(48)	(848)

Earnings/(Loss) Excluding Identified Items
Upstream
United States	869	(681)	663	1,895	(2,267)
Non-U.S.	3,082	309	2,522	7,795	1,186
Downstream
United States	663	(139)	(149)	401	(334)
Non-U.S.	592	(101)	(78)	237	807
Chemical
United States	1,183	328	1,282	3,180	906
Non-U.S.	957	218	1,038	2,695	458
Corporate and financing	(591)	(727)	(576)	(1,985)	(2,278)
Corporate total	6,755	(793)	4,702	14,218	(1,522)

Attachment III
Exxon Mobil Corporation
Third Quarter 2021

			Second
	Third Quarter		Quarter	First Nine Months
	2021	2020	2021	2021	2020
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousand barrels per day (kbd)
United States	758	692	687	704	673
Canada / Other Americas	569	487	529	557	509
Europe	21	26	16	24	29
Africa	248	297	254	252	330
Asia	668	735	669	676	771
Australia / Oceania	49	49	45	44	45
Worldwide	2,313	2,286	2,200	2,257	2,357

Natural gas production available for sale,
million cubic feet per day (mcfd)
United States	2,701	2,611	2,804	2,757	2,692
Canada / Other Americas	184	269	189	197	284
Europe	343	401	654	796	770
Africa	53	11	46	41	8
Asia	3,365	3,791	3,433	3,465	3,574
Australia / Oceania	1,464	1,233	1,168	1,266	1,238
Worldwide	8,110	8,316	8,294	8,522	8,566

Oil-equivalent production (koebd)[1]	3,665	3,672	3,582	3,677	3,785

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Attachment IV
Exxon Mobil Corporation
Third Quarter 2021

			Second
	Third Quarter		Quarter	First Nine Months
	2021	2020	2021	2021	2020
Refinery throughput (kbd)
United States	1,684	1,601	1,532	1,583	1,533
Canada	404	341	332	367	334
Europe	1,215	1,183	1,223	1,197	1,187
Asia Pacific	585	486	607	579	564
Other	163	148	164	162	161
Worldwide	4,051	3,759	3,858	3,888	3,779

Petroleum product sales (kbd)
United States	2,346	2,297	2,218	2,215	2,163
Canada	472	446	421	434	418
Europe	1,404	1,253	1,297	1,325	1,262
Asia Pacific	648	614	655	656	654
Other	457	413	450	454	419
Worldwide	5,327	5,023	5,041	5,084	4,916

Gasolines, naphthas	2,191	2,077	2,117	2,102	1,978
Heating oils, kerosene, diesel	1,796	1,750	1,704	1,731	1,755
Aviation fuels	228	152	201	204	227
Heavy fuels	276	242	275	269	255
Specialty products	836	802	744	778	701
Worldwide	5,327	5,023	5,041	5,084	4,916

Chemical prime product sales,
thousand metric tons (kt)
United States	2,531	2,363	2,491	7,212	6,543
Non-U.S.	4,141	4,261	4,022	12,419	12,263
Worldwide	6,672	6,624	6,513	19,631	18,806

Attachment V
Exxon Mobil Corporation
Third Quarter 2021
(millions of dollars)

			Second
	Third Quarter		Quarter	First Nine Months
	2021	2020	2021	2021	2020
Capital and Exploration Expenditures
Upstream
United States	976	1,260	925	2,711	5,695
Non-U.S.	1,863	1,534	1,892	5,302	5,802
Total	2,839	2,794	2,817	8,013	11,497

Downstream
United States	199	390	193	663	1,856
Non-U.S.	267	382	262	728	1,203
Total	466	772	455	1,391	3,059

Chemical
United States	385	407	313	906	1,567
Non-U.S.	160	157	217	475	474
Total	545	564	530	1,381	2,041

Other	1	3	1	2	6

Worldwide	3,851	4,133	3,803	10,787	16,603

Cash Flow from Operations and Asset Sales excluding Working Capital
Net cash provided by operating activities
(U.S. GAAP)	12,091	4,389	9,650	31,005	10,663
Proceeds associated with asset sales	18	100	250	575	229
Cash flow from operations and asset sales	12,109	4,489	9,900	31,580	10,892
Changes in operational working capital	(659)	(863)	380	(2,232)	1,539
Cash flow from operations and asset sales	11,450	3,626	10,280	29,348	12,431
excluding working capital

Attachment VI
Exxon Mobil Corporation
Earnings/(Loss)

	$ Millions	$ Per Common Share[1]
2017
First Quarter	4,010	0.95
Second Quarter	3,350	0.78
Third Quarter	3,970	0.93
Fourth Quarter	8,380	1.97
Year	19,710	4.63

2018
First Quarter	4,650	1.09
Second Quarter	3,950	0.92
Third Quarter	6,240	1.46
Fourth Quarter	6,000	1.41
Year	20,840	4.88

2019
First Quarter	2,350	0.55
Second Quarter	3,130	0.73
Third Quarter	3,170	0.75
Fourth Quarter	5,690	1.33
Year	14,340	3.36

2020
First Quarter	(610)	(0.14)
Second Quarter	(1,080)	(0.26)
Third Quarter	(680)	(0.15)
Fourth Quarter	(20,070)	(4.70)
Year	(22,440)	(5.25)

2021
First Quarter	2,730	0.64
Second Quarter	4,690	1.10
Third Quarter	6,750	1.57

1 Computed using the average number of shares outstanding during each period.